POWERS OF ATTORNEY

The undersigned Directors, on behalf of the Registered Investment Company listed below, each constitute and appoint Todd Modic and Joanne Osberg, each of them individually, the true and lawful attorneys-in-fact and agents, to execute for each undersigned Director, and in the name, place, and stead of such undersigned Director, in the capacities indicated below, the Registration Statements of such entity on Form N-14 and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the U.S. Securities and Exchange Commission; and any of said attorneys shall have full power and authority to do and perform in the name of and on behalf of each undersigned Director, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as such undersigned Director might or could do in person, said acts of any said attorneys being hereby ratified and approved.

Registered Investment Company	Form N-14 Registration Statement
Voya Partners, Inc.	Proposed reorganization of Voya Solution
Moderately Aggressive Portfolio with and into
Voya Solution Aggressive Portfolio

These Powers of Attorney, which shall not be affected by the disability of any or all of the undersigned, are executed and effective as of __November 13_ ____, 2025__, and may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Jody T. Foster	/s/ Dennis Johnson
Jody T. Foster	Dennis Johnson
Director	Director
/s/ Mark R. Wetzel
Mark R. Wetzel
Director

POWER OF ATTORNEY

The undersigned Officer, on behalf of the Registered Investment Company listed below, constitutes and appoints Todd Modic and Joanne Osberg, each of them individually, the true and lawful attorneys-in- fact and agents, to execute for the undersigned Officer, and in the name, place, and stead of such undersigned Officer, in the capacities indicated below, the Registration Statements of such entity on Form N-14 and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the U.S. Securities and Exchange Commission; and any of said attorneys shall have full power and authority to do and perform in the name of and on behalf of the undersigned Officer, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as such undersigned Officer might or could do in person, said acts of any said attorneys being hereby ratified and approved.

Registered Investment Company	Form N-14 Registration Statement
Voya Partners, Inc.	Proposed reorganization of Voya Solution
Moderately Aggressive Portfolio with and into
Voya Solution Aggressive Portfolio

These Powers of Attorney, which shall not be affected by the disability of any or all of the undersigned, are executed and effective as of ___November 13_____, 2025____, and may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Christian G. Wilson Christian G. Wilson

Interested Director, President and Chief/Principal Executive Officer